Exhibit 3.13

C&S 500 (Rev. 4/98)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received		(FOR BUREAU USE ONLY)

AUG 25 1998		This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name ___________________________________________________
________________________________________________________

Address _________________________________________________
City ________________	State ___________	Zip Code ________

EFFECTIVE DATE:
é Document will be returned to the name and address you enter above. é If left blank document will be mailed to the registered office.

ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

NextCARE Hospitals / Muskegon, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

This Corporation will not be providing medical services.

ARTICLE III

The total authorized shares:

1.	Common Shares 1000 shares at $0.01 par value

Preferred Shares none

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1.	The address of the registered office is:

501 South Capitol Avenue, Suite 305	Lansing,	Michigan	48933
(Street Address)	(City)		(Zip Code	)

2.	The mailing address of the registered office, if different than above:

______________________________________________________________________________,		Michigan
(Street Address or P.O. Box)	(City)		(Zip Code	)

3.	The name of the resident agent at the registered office is: National Registered Agents, Inc.

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Michele M. Gibson	Worshan, Forsythe & Wooldridge, L.L.P.
1601 Bryan Street, Suite 3000
Dallas, Texas 75201

ARTICLE VI (Optional, Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (Optional, Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I, (We), the incorporator(s) sign my (our) name(s) this 24th day of August, 1998.

/s/ Michele M. Gibson
Michele M. Gibson

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-515 (REV. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH

BUREAU OF COMMERCIAL SERVICES

(Date Received)	(For Bureau Use Only)
AUG 11 2005

Gayle Aiken, Paralegal Honigman Miller Schwartz and Cohn LLP 2290 First National Building Detroit, MI 48226
EFFECTIVE DATE:

é Document will be returned to the name and address you enter above. é

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:

1.	The present name of the corporation is: NextCARE Hospitals / Muskegon, Inc.

2.	The identification number assigned by the Bureau is: 545-479

3.	Article II of the Articles of Incorporation is hereby amended to read in its entirety as follows:

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan. The corporation will not provide professional medical services within the scope of the learned professions.

GOLD SEAL APPEARS ONLY ON ORIGINAL

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the              day of                         ,             , in accordance with the provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this              day of                         ,             .

By

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 11th day of August, 2005 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐	at a meeting. The necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) of and (2) of the Act if a nonprofit corporation, or Section 407(1) and (2) of the Act if a profit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

Signed this 11th day of August, 2005.

By	/s/ W. Earl Reed
W. Earl Reed III, President and CEO

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-515 (Rev. 12/03)

Name of Person or Organization Remitting Fees:

Honigman Miller Schwartz and Cohn LLP

Preparer’s Name and Business Telephone Number:

Gayle Aiken, Paralegal

(313) 465-7208

GOLD SEAL APPEARS ONLY ON ORIGINAL